UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2006

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously announced on its Form 8-K filed on December 5, 2005, Curative Health Services, Inc. (the “Company”) and its subsidiaries entered into a Forbearance Agreement, dated December 1, 2005 (the “Forbearance Agreement”), with General Electric Capital Corporation (“GE Capital”). Pursuant to the Forbearance Agreement, GE Capital and the other lenders (the “Lenders”) under its existing Senior Secured Credit Facility (the “GE Facility”) with GE Capital, which is governed by a Credit Agreement dated April 23, 2004 (as amended, the “Credit Agreement”), agreed to forbear from exercising remedies on account of the cross-default under the Credit Agreement arising from failure by the Company to pay interest on the Senior Notes. The Forbearance Agreement was amended as of December 23, 2005 and as of January 30, 2006, as previously announced by the Company on its Forms 8-K filed on January 4, 2006 and February 6, 2006, respectively.

On March 15, 2006, the Company and its subsidiaries received an executed Third Amendment to the Forbearance Agreement, dated as of March 14, 2006 (the “Forbearance Amendment”). Pursuant to the Forbearance Amendment, GE Capital and the Lenders agreed to extend the date by which the Company and its subsidiaries must file Chapter 11 petitions, from March 15, 2006 to March 28, 2006, and the date by which the Company and its subsidiaries must confirm their Chapter 11 cases, from June 1, 2006 to June 30, 2006. A copy of the Forbearance Amendment is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(c)                       Exhibits.

10.1    Third Amendment to Forbearance Agreement, dated as of March 14, 2006, by and among Curative, its subsidiaries, and GE Capital.

SIGNATURE  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 21, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Thomas Axmacher
Thomas Axmacher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Forbearance Agreement, dated as of March 14, 2006, by and among Curative, its subsidiaries, and GE Capital.